Exhibit 99.1

Tilly’s, Inc. Provides Business Update

•    Updates Fourth Quarter 2013 Outlook

Irvine, CA – January 13, 2014 – Tilly’s, Inc. (NYSE: TLYS) today provided an update on its fourth quarter 2013 outlook reflecting its performance for the “Holiday Period” (nine weeks ended January 4, 2014) and in advance of its attendance at the 16th Annual ICR XChange Conference in Orlando, Florida on January 14, 2014.

Daniel Griesemer, President and Chief Executive Officer, commented, “We anticipated the challenging retail environment in the fourth quarter due to a variety of factors and managed our business accordingly. As a result, we achieved sales in line with our expectations and maintained healthy product margins during the holiday period. I am proud of how our team continues to execute in this environment, including, effectively managing our inventory to exit the holiday period as planned.”

Fourth Quarter 2013 Outlook

Based on the results for the Holiday period, we now expect fourth quarter results to be in the mid range of our previously communicated outlook for both comparable store sales and earnings.

About Tilly’s

Tilly’s is a fast-growing destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tilly’s is headquartered in Southern California and, as of January 13, 2014, operated 195 stores and through its website, www.tillys.com.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our future financial and operating results, including but not limited to future comparable store sales, future net income, anticipated tax rate and long-term strategy, and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences, attract customer traffic at our stores and online, execute our growth and long-term strategies, expand into new markets, effectively manage our inventory and costs, effectively compete with other retailers, enhance our brand image, general consumer spending patterns and levels, the effect of weather, and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 3, 2013, including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K and in our subsequent Forms 10-Q filed with the SEC.

Investor Relations Contact:

ICR, Inc.

Anne Rakunas/Joseph Teklits

310-954-1113

anne.rakunas@icrinc.com

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